Exhibit 10.3

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is entered into and effective as of December 18, 2020 (the “Effective Date”) by and between Ascent Solar Technologies, INC., a Delaware corporation (the “Company”) and BD 1 INVESTMENT HOLDING LLC, a Delaware limited liability company (hereinafter, the “Holder”). Each of the Company and the Holder may be referred to individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H

WHEREAS, the Holder currently owns and holds certain outstanding securities of the Company as listed on Exhibit A hereto (the “Exchange Securities”). The Holder desires to exchange the Exchange Securities for two convertible promissory notes (the “Convertible Notes”) to be newly issued to by the Company pursuant to this Agreement.

WHEREAS, the parties to this Agreement intend that the transactions contemplated by this Agreement are such that the offer and exchange of securities by the Company under this Agreement will be exempt from registration under applicable United States securities laws as a result of this exchange offer being undertaken pursuant to Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged it is hereby agreed as follows:

1.                   Exchange.  Upon the terms and conditions set forth in this Agreement, the Company hereby agrees to issue to the Holder two Convertible Notes in the aggregate amount of Ten Million and Five Hundred Thousand Dollars ($10,500,000) in exchange for the Exchange Securities, and Holder hereby agrees that by this payment that the Exchange Securities shall be discharged, cancelled and extinguished in their entirety. Such Exchange Securities were originally issued by the Company on the respective dates set forth on Exhibit A, and none of such Exchange Securities were held by an “affiliate” of the Company as such term is defined in Rule 144 of the Securities Act.

2.                   Registration Rights. The Company hereby agrees to make commercially reasonable best efforts to (i) prepare and file one or more a resale registration statements (the “Resale Registration”) with the Securities Exchange Commission (“SEC”) promptly following the Company’s filing with the SEC of its Forms 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and its Form 10-K for the year ended December 31, 2019, (ii) cause such Resale Registration to be declared effective by the SEC as soon as reasonably practicably after the filing thereof, and (iii) cause such Resale Registration to remain effective until such time as all of the registered shares (x) have been sold pursuant to the Resale Registration or (y) may be sold without volume or manner-of-sale securities law restrictions and without the requirement for the Company to be in compliance with the current public information requirements under applicable securities laws. The Resale Registration shall register all of the shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), issued or issuable upon conversion of the Convertible Notes, including any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event.

3.                   Representations and Warranties.  Each party hereto hereby represents and warrants to the other party as follows:

1

(a)   Authorization.  Such party has the full right, power and authority to enter into this Agreement and to perform the terms and provisions hereof.  The execution, delivery and performance of this Agreement by such party have been duly authorized by all necessary action on the part of such party, and this Agreement constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(b)   No Conflicts.  Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof on the part of such party shall breach any statutes or regulations of any governmental authority, domestic or foreign, or shall conflict with or result in a breach of such party’s organizational document(s) (if applicable) or of any of the terms, conditions or provisions of any judgment, order, injunction, decree, agreement or instrument to which such party is a party or by which it or its assets are or may be bound, or constitute a default thereunder or an event which with the giving of notice or passage of time or both would constitute a default thereunder, or require the consent of any person or entity.

(c)   Consents and Approvals.  No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or entity is required on the part of such party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

4.                   Representations, Warranties and Covenants of the Holder.

The Holder represents, warrants and agrees with, the Company that:

(a)           This Agreement has been duly executed and delivered by the Holder and constitutes a valid and binding obligation of the Holder enforceable in accordance with its terms;

(b)           Holder acknowledges its understanding that this Agreement is intended to be exempt from registration under the Securities Act of 1933, as amended;

(c)           Holder has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company.

(d)           Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Act (17 C.F.R. 230.501(a)) or is not a U.S. Person as defined under Regulation S.

(e)           Holder is not subject to or obligated under any provisions of any law, regulation, order, judgment or decree which would be breached or violated by the execution, delivery and performance of this Agreement by the Holder and the consummation of the transactions contemplated hereby.

(f)       Holder unconditionally accepts and agrees that the Company has the sole right and option to repay the entirety of the unpaid principal balance of the Convertible Notes, to the extent not previously converted into Common Stock, at maturity into Common Stock of the Company pursuant to the terms of the Convertible Notes provided that the Company has sufficient authorized shares to issue to the Holder at maturity of the Convertible Notes.

5.                   Miscellaneous.

2

(a)                Notices.    All notices or other communications required or permitted by this Agreement or by law to be served on or given to either party to this Agreement by the other party shall be in writing and shall be deemed duly served when personally delivered to the party at an address agreed upon by both parties.

(b)                Assignment.  This Agreement and all the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(c)              Governing Law.   The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflict of laws. All parties to this Agreement shall hereby submit to the personal and subject matter jurisdiction and venue of the state or federal courts located in New York, New York and irrevocably waive any trial by jury. If either party commences an action arising out of this Agreement, the prevailing party shall, in addition to any other damages and costs awarded, be entitled to reasonable legal fees incurred in connection with the prosecution or defense of such action.

(d)                Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e)                Amendment; Waiver.    In the event either party wishes to amend this Agreement, the Agreement may only be amended or waived in a writing executed by the both parties.

(f)                Complete Agreement.  This Agreement contains the complete agreement between the parties hereto and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

(g)              Further Assurances. The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent an accomplish the purposes of this Agreement, if requested.

(h)              Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[ Remainder of Page Intentionally Left Blank; Signature Page to Follow ]

3

IN WITNESS WHEREOF, the parties hereby have executed this Exchange Agreement on the date first written above.

Ascent Solar Technologies, INC.

By:	/s/ Victor Lee
Name: Victor Lee
Title: President & CEO

BD 1 INVESTMENT HOLDING LLC

By:	/s/ Todd Steadman
Name: Todd Steadman
Title: Manager

4

EXHIBIT A

EXCHANGE SECURITIES

The existing note issued 5/1/2020 aggregate principal amount of $150,000 (see Baybridge Capital Fund) will be exchanged for one promissory note aggregating to $160,000.

All other notes listed in the table above will be exchanged for one promissory note aggregating to $10,340,000.

 5